Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

General Motors Financial Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Variable Denomination Floating Rate Demand Notes	Rule 456(b) and Rule 457(r)	(1)	100%(1)	(1)	(2)	(2)(3)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Debt	Variable Denomination Floating Rate Demand Notes	Rule 415(a)(6)	$6,000,000,000		$6,000,000,000	$110.20 per million		S-3ASR	333-260818	November 5, 2021	$214,333

	Total Offering Amounts					(1)(3)		(2)(3)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

This registration statement is being filed to replace the Registration Statement No. 333-260818 filed on November 5, 2021 (the “Prior Registration Statement”) that is scheduled to expire on November 4, 2024 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the Prior Registration Statement. This registration statement registers an unspecified amount of Variable Denomination Floating Rate Demand Notes as may from time to time be offered at indeterminate prices. $6,000,000,000 in aggregate principal amount, including the Unsold Securities below, is estimated solely for purposes of determining the registration fee.

(2)	The registration fee is calculated at the statutory rate of $153.10 per $1,000,000 of securities registered.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $1,944,945,599 of unsold securities (the “Unsold Securities”) previously registered under the Prior Registration Statement, and the filing fees of $214,333 previously paid in connection with these Unsold Securities will continue to be applied to the Unsold Securities. In addition, the Registrant is paying a filing fee of $620,828.83. Future amounts have been deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.